EXHIBIT 10.52

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
BECKMAN COULTER - LEASE PLAN
                                                                                                       AGREEMENT
----------------------------------------------------------------------------------------------------------------

DATE:       08/08/2005                                                       CUSTOMER PROPOSAL #:  142343
      --------------------                                                                       ----------
                                                                                      CUSTOMER #:  LSSF000
                                                                                                 ----------

  ------------------------------------                                       -----------------------------------
    BILL TO                                                                    SHIP TO
    -------                                                                    -------
        MicroIslet Incorporated                                                    MicroIslet Incorporated
        Attn: Accounts Payable                                                     6370 Nancy Ridge Dr. Ste 112
        6370 Nancy Ridge Dr. Ste 112                                               San Diego, CA 92121
        San Diego, CA 92121
  ------------------------------------                                       -----------------------------------


EQUIPMENT DESCRIPTION
-------------------------------------------
                          SYSTEM                                 P/N            QTY              LIST PRICE
   ----------------------------------------------------      -----------     ---------      --------------------
   1.   Cytomics FC 500 Cytometer w/ UPS Demo*                 626553            1               $152,500.00
   2.   CXP Acquisition Software Demo                          629637            1                $10,000.00
   3.   Power Regulator Demo                                   5609058           1                 $1,012.00
   4.   Pentium 4 FlowCentre Workstation Demo                  625830            1                 $6,269.00
   5.   HP 2280 Color Printer Demo                             2016953           1                 $1,800.00
   6.   17" NEC LCD Display                                    2016938           2                 $4,158.00
   7.   CXP Analysis Software Five User                        629642            1                 $5,000.00
   8.   Additional Year Business Hours Service Coverage        999064            1                $16,695.00


   DEMO FC 500 SERIAL# AJ12063 IS CURRENTLY ON SITE.




        PENDING FINAL CREDIT APPROVAL


                                                                                            --------------------
                                                                               Total List:       $197,434.00
                                                                                 Trade In:             $0.00
                                                                                 Discount:       ($91,440.00)
                                                                           INSTRUMENT NET:       $105,994.00


================================================================================================================
TERM/TOTAL INVESTMENT
-------------------------------------------

         36               $3,466.00                  $0.00                   $0.00              $3,466.00
     -----------     -------------------     -----------------------     -------------    ----------------------
        Term            Monthly System       Monthly Service Payment        Security          Initial Payment
     # of Months           Payments              (if included)              Deposit        (1st month & deposit)

================================================================================================================

ACCEPTANCE
-----------------------------

Beckman Coulter, Inc. (Lessor)                                          Customer (Lessee)


/s/ RANDY GAEBLER                                                       /S/ HARO HARTOUNIAN
-----------------------------------------------                         -----------------------------------------------
Beckman Coulter Authorized Official                                     Authorized Signature


RANDY GAEBLER, DIRECTOR                                                 HARO HARTOUNIAN, PRESIDENT
-----------------------------------------------                         -----------------------------------------------
Print Name & Title                                                      Print Name & Title


8-23-05                                                                 8-10-05
-------------------------                                               -------------------------
Date                                                                    Date

-----------------------------------------------------------------------------------------------------------------------

[BECKMAN COULTER LOGO]
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

                                  SYSTEM LEASE

1. DEFINITIONS

         "Customer" means the parry identified on the face of this Agreement. "BCI" means Beckman Coulter, Inc. "System" means the instrument(s), options and accessories selected by Customer and specifically identified on the face of this Agreement, together with all replacement parts, repairs, additions, and substitutions. "Effective Date" means the date on which an authorized representative at BCI's headquarters accepts this Agreement as provided in
Article 5.A. "Reagents" means the BCI reagents, calibrators, controls, buffers and diluents to be provided by BCI to Customer in accordance with the terms of this Agreement. "Supply items" means BCI sample cups, pipettes and other use and maintenance supplies. "Test" means each analyte measurement on a patient sample (including repeats), control (including proficiency samples and linearity standards) or calibration performed on the System. "Reportable Test" means each analyte measurement on a patient sample (including repeats) and control (including proficiency samples and linearity standards) performed on the System. "Outcome" means each analyte measurement on a patient sample (including repeats), control (including proficiency samples and linearity standards) or calibration performed on the system, with a 10% reduction for "shared risk" controls, calibrations and reruns. (Outcome=total tests multiplied by 90%.) "Term Commencement Date" means the date specified on the face of this Agreement adjacent to "Term Commencement Date". "Term" means the period that starts on the Term Commencement Date and continues for the period stated an the face of this Agreement adjacent to "Term" plus any extension for an Interim Period as provided by Article 3. "Plan Month" means each month of the Term measured from the Term Commencement Date monthly anniversary or, if an Interim Period applies as provided by Article 3, the Meter Date (defined in Article 3). "Total Monthly Investment" means the amount indicated on the face of this agreement adjacent to that expression.

2. LEASE

         A. THE SYSTEM. BCI hereby leases to Customer, and Customers hereby leases from BCI, the System. The System may either consist of new equipment or, if indicated on the face hereof and Customer's purchase order, may consist of used equipment.

         B. TITLE, SECURITY INTEREST. Title to System is and shall remain with BCI. Customer will attach such labels as BCI may direct to show that the leased System is owned by BCI. Customer hereby grants BCI a security interest in the System, and BCI shall retain a security interest in the System until Customer has made all payments to BCI required by this Agreement. Customer agrees to cooperate with BCI in perfecting and maintaining BCI's security interest, including the preparation, signing and filing of UCC financing statements. Customer agrees that BCI is authorized, at its option, to file financing statements or amendments thereto without the signature of Customer with respect to any or all of the System and, if a signature is required by law, Customer appoints BCI as Customers attorney-in-fact to execute any such financing statement. BCI may assign or reassign its security interest in whole or in part, without prior notice to Customer. Customer shall recognize each such assignment and shall not assert against the assignee any defense, off-set or counterclaim that Customer may have against BCI. Customer agrees that the System is and shall remain personal property; that the System shall not be affixed or attached to real property or any improvements thereon; and that Customer shall not sell, secrete, mortgage, assign, transfer, lease, sublet, loan, part with possession of, or encumber its interest in this Agreement, the System or any interest therein, or permit any liens or charges to become effective thereon or permit or attempt to do any of the acts aforesaid

         C. INSURANCE, LOCATION, OPERATION, RISK OF LOSS. Throughout the duration of this Agreement Customer agrees: (i) to promptly pay all taxes, assessments, license fees and other charges when levied or assessed against the System or the ownership or use thereof; (ii) to immediately discharge any lien other than BCI's that may arise or attach to the System; (iii) to insure the System for full replacement value for all risks of loss; (iv) to not remove the System or any part thereof from the "Ship to" location stated on the face hereof; (v) to not misuse or abuse System; (vi) to not make any alterations, additions or improvements to the System without the prior written consent of BCI; and (vii) to assume the entire risk of loss or damage to System from any cause from the date of shipment to Customer until its return to BCI, whether or not covered by insurance. The occurrence of any such loss or damage shall not relieve Customer of its obligations hereunder.

         D. LICENSE TO COMPUTER SYSTEM AND SOFTWARE. All computer software and/or programs, regardless of storage media, and all copies thereof, provided with the System and/or provided by BCI from time to time during the term of this Agreement (jointly and severally the "Software") shall at all times be and remain the sole and exclusive property of BCI. BCI grants to Customer and Customer accepts a limited, non-exclusive license to use the Software only in conjunction with its operation of the System and only in accordance with BCI's current operation and use instructions for the System. Customer shall not copy or permit others to copy the Software or any portion thereof. Customer shall return the Software to BCI on receipt from BCI or any third party of any improved, enhanced or replacement Software. The license granted herein expires at the end of this Agreement and may be terminated earlier by BCI: (a) upon BCI's cancellation of this Agreement under Article 5.E., or (b) Customers violation of any of the provisions of this Article 2.D. Customer may not transfer the license granted hereunder to any third party.

3. PAYMENTS

         As indicated on the face of this Agreement, Customer will either pay rental payments under Article 3.A. or metered System invoices under Article 3.B.

         A. RENTAL PAYMENTS. Customer shall pay to BCI the rental payment amount shown on the face of this Agreement for each Plan Month.

         B. METERED SYSTEM PLAN. Customer shall send accurate, timely monthly meter readings to BCI within three (3) days after the end of Plan Month. BCI shall make monthly shipments of replenishment Reagents and Supply Items based upon Customers volume of Tests and System usage as recorded by metering software of the System. Depending upon whether the "Per Test", "Per Reportable" or "Per Outcome" charge system has been indicated on the face of this Agreement, each Plan Month charges shall accrue as shown by the metering software according to:
i) the charge per Test for the Tests actually performed in that month; or ii) the charge per Reportable Test for the reportable results generated in that month; or, iii) the charge per Outcome for the billable results generated in that month.

         On the date BCI ships the System, BCI shall invoice Customer the Total Monthly Investment. At the end of each Plan Month, BCI shall review Customers total per Test/Reportable/Outcome charges accruing during that month. Customer will be invoiced the greater of the per Test/Reportable/Outcome charges that have accrued or the Total Monthly Investment. At the end of the last Plan Month of the Term, Customer only shall be invoiced the amount by which the per Test charges accruing that month exceed the Total Monthly Investment (this will be invoiced only it the difference is a positive number). If meter data is not received from Customer within seven (7) days after the end of the Plan Month, the Total Monthly Investment will be invoiced, and a supplemental invoice will be tendered upon receipt of the meter data if the per Test/Reportable/Outcome charges for that Plan Month exceed the Total Monthly Investment. If the meter data for a Plan Month should not be readable, the Total Monthly Investment will apply for that Plan Month.

         For its convenience, Customer may request BCI to establish a meter read date that will commence the initial Plan Month after the Term Commencement Date. If BCI agrees with the request, then (i) BCI will set the meter read date as requested, (ii) the Term will be extended by the number of days between the meter read start date ("Meter Date") and the Term Commencement Date (the "Interim Period"), (iii) the first Plan Month will begin on the Meter Date and subsequent Plan Months will begin on each monthly anniversary of the Meter Date during the Term, and (iv) BCI will invoice Customer an amount equal to (x) the number of days in the Interim Period divided by (y) thirty (30), times (z) the Total Monthly Investment.

         At any time, BCI may compare the quantities of Reagents and Supply Items shipped to Customer against the quantities indicated by BCI standards for the number of Tests recorded by the metering software. Reagents and Supply Items delivered in excess of BCI standards may be invoiced at the list prices then in effect.

         C. SECURITY DEPOSIT. Customer shall pay any security deposit shown on the face of this Agreement upon the signing of this Agreement by Customer. Any security deposit may be applied, at BCI's discretion, to any past due obligation of Customer and to the extent not so applied, shall be returned to Customer, without interest at the end of this Agreement.

4. SERVICE

         If indicated on the face of this Agreement, BCI shall during its regular business hours, and subject to the remainder of this Article, make all necessary repairs and replacements to maintain the System in good working order. The foregoing obligation of BCI is specifically conditioned upon Customers compliance with Article 2.D. hereof. Repairs and replacements arising as a result of: (i) Customers failure to properly perform the services and maintenance required in the Operator's Manual, or (ii) from repairs by persons other than BCI service personnel, or (iii) replacements with other than genuine BCI parts, or (iv) from Customers negligence or negligent operation of the System, or (v) from alterations or modifications to the System made by Customer, including Customer installation or use of software not provided by BCI specifically for the System, shall be made only at BCI's discretion and Customer's expense.

5. GENERAL

         A. EFFECTIVE DATE, DURATION AND RENEWAL. This Agreement is effective upon acceptance by an authorized BCI Official and ends when the Term and all Renewal Term(s) have expired, all BCI invoices have been paid in full, and the System has been returned to BCI. The initial Term is renewed automatically for additional twelve (12) month terms (each renewal term a "Renewal Term"), unless Customer gives BCI written termination notice at least ninety (90) days before the end of the initial Term or any Renewal Term(s). BCI may cancel any automatic renewal by sending the Customer written notice of termination at least fifteen
(15) days before the commencement of any Renewal Term. At the end of either the initial Term (if no Renewal Term will continue) or the last Renewal Term, Customer at its sole expense, shall promptly return the System to BCI at the location designated by BCI, in the same condition as when received by Customer, normal wear excepted.

         B. PRICE CHANGES. BCI may change the per Test/Outcome/Reportable and Service rates from time to time during the term of this Agreement if: (i) The price change takes effect after the initial twelve (12) months of the Term are completed; and. (ii) Assuming the same mix and volume as in the twelve (12) months preceding the change, in aggregate the effect of the change would not exceed the greater of: (x) the percentage increase indicated for the Medical Care Expenditure Category in the Consumer Price Index for all Urban Consumers (unadjusted) from the later of the Effective Date or the effective date of the last price change to Customer through the end of the month completed immediately before the effective date of the change, or (y) differences in costs incurred by BCI for raw materials and/or labor since the later of the Effective Date or the last price change to Customer. In the event of any Government action which prevents BCI from making a price change or continuing any price already in effect, BCI may, on thirty (30) days prior written notice, cancel any portion of this Agreement requiring BCI to deliver the affected Reagents or to provide service hereunder. The remainder of this Agreement shall remain in full force and effect.

         C. BILLING. Each invoice shall be paid by Customer within thirty (30) days from the date of BCI's invoice. There are no discounts for prompt payment. Prices stated on the face of this Agreement for the System, the Reagents or any other goods or services provided to Customer hereunder do not include (i) delivery and installation charges; or (ii) taxes, duties or other charges levied by any Government, and any such applicable taxes, duties or other charges will be added as a separate line item on the invoice unless Customer provides BCI with satisfactory documentation certifying exempt status. Customer shall pay a late payment charge equal to one and one-half percent (1 1/2%) per month, or the highest interest rate permitted by law, whichever is less, of the late payment(s). If BCI shall have any doubts at any time as to Customer's financial responsibility, BCI may decline to make further deliveries hereunder except upon receipt of cash or additional security or on other terms satisfactory to BCI. Failure of Customer to provide such additional security or comply with such other terms shall be grounds for BCI to cancel this Agreement in accordance with the Default provisions hereof.

         D. DELIVERY. This order is subject to availability and will be processed with reasonable efforts to meet requested delivery dates. BCI is not obligated to make delivery by any specified date nor liable for damage due to any delays. Customer shall accept the System and/or the Reagents on delivery. BCI shall, if required by the operating and service instructions for the System, install such System at the "Ship To" address on the face hereof.

         E. DEFAULT. If Customer fails to make any payment specified in this Agreement within thirty (30) days of the due date, if Customer breaches Article 2.D. of this Agreement, if Customer is in breach of any other obligation under this Agreement and fails to cure that breach within fifteen (15) days following notice from BCI, or if any credit or other information submitted by Customer to BCI be untrue in any material respect, then BCI may, at its option and without notice or demand, cancel this Agreement. In such event all amounts past due and to become due under this Agreement shall become immediately due and payable. Upon such cancellation BCI may issue an invoice to Customer for an amount including any or all of the following: (i) all past due amounts; and (ii) the product of (a) the number of months that were remaining in the Term prior to cancellation by BCI multiplied by (b) either the Total Monthly Investment or the rental payment amount shown on the face of this Agreement. Customer agrees to pay such invoice within thirty (30) days of receipt thereof, and to promptly return, at Customers sole expense and without demand or notice, the System to BCI at the location designated by BCI, in the same condition as when received by Customer, normal wear excepted. BCI and Customer acknowledge the difficulty in establishing a value for the unexpired lease term and owing to such difficulty agree that the provisions of this paragraph represent an agreed measure of damages and are not to be deemed a forfeiture or penalty. The foregoing does not preclude BCI from seeking or enforcing any other right or remedy available to it under law or in equity and either serially or collectively, and BCI may elect to suspend deliveries under this Agreement until a breach is cured. BCI's election to suspend deliveries shall not preclude it from subsequently canceling this Agreement. BCI shall not be deemed to have waived any rights hereunder by accepting overdue payments nor shall waiver of the breach of any term of this Agreement be deemed a waiver of future compliance. During any period Customer is in default of any provision of this Agreement or is overdue in the making of any payment, BCI shall be under no obligation to deliver reagents or supplies or to provide service or to otherwise comply with any of its obligations under this Agreement. Such BCI nonperformance shall not be construed as a breach of this Agreement and Customer expressly waives it as a defense in any action. BCI shall have no obligation, whether under statute or otherwise, to sell, lease or otherwise use any equipment in mitigation of BCI's damage.

         F. LIMITED WARRANTY. BCI warrants that all instruments, systems and accessories shall perform in all material respects for twelve (12) months from delivery as set forth in BCI published product specifications (including any applicable Year 2000 Statement of Compliance) and operator manuals in effect at the time of delivery. BCI warrants that all reagents and consumables sold hereunder shall conform in all material respects to the quantity and content stated on the label and perform in all material respects consistent with specifications for the lesser of twelve (12) months from delivery or until the expiration date set forth on the label. THIS LIMITED WARRANTY IS PROVIDED IN LIEU OF ALL OTHER WARRANTIES, AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED, AND NONE SHALL BE CREATED, WHETHER UNDER THE UNIFORM COMMERCIAL CODE, CUSTOM, PRACTICE, THE COURSE OF DEALING BETWEEN THE PARTIES OR OTHERWISE. THIS WARRANTY SHALL NOT BE ALTERED BY THE WARRANTY OF ANY OTHER PRODUCTS OR SYSTEMS TO WHICH THE SYSTEM OR OPTION MAY BE CONNECTED OR WHICH MAY BE SUPPLIED BY BCI TO CUSTOMER UNDER THIS OR ANY OTHER AGREEMENT. BCI shall not be obligated under this warranty if the need for repairs or replacements directly or indirectly results from Customer's failure to store Reagents as specified by BCI (including freezer or refrigerator storage) at all times after delivery or from causes described in clauses i.-v. of Article 4. All recommendations, statements and technical data regarding BCI's products are based on tests which BCI believes to be reliable and correct. However, the accuracy and completeness of such tests and the results thereof are not guaranteed and are not to be construed as a warranty, either express or implied. BCI assumes no obligation or liability for the advice given or the results obtained, all such advice being given and accepted at Customer's sole risk. Customer's exclusive remedy under this warranty, and BCI's sole obligation to Customer under this warranty, is the repair or replacement (as selected by BCI) of the non-conforming goods or services in accordance with this Article 5.F.

         G. LIMITATION OF LIABILITY. BCI shall not be liable for any special, indirect, incidental or consequential damages, or interruption of business or loss of profits. BCI's liability under this Agreement or arising from the manufacture, installation, maintenance, repair or use of any System or Reagents covered by or furnished under this Agreement, whether in tort, contract or otherwise, is limited to an amount equal to the annual amount of the Agreement.

         H. AUTHORIZED REPRESENTATIVE. Each of the parties expressly represents and warrants that the authorized representative signing this Agreement on their behalf has the requisite authority and has been authorized by the party.

         I. REGULATORY REQUIREMENTS. Customer acknowledges its obligation to inform its employees, consultants and associates who will be using the System, the Reagents and any other BCI products, of BCI's labeling literature and notices relative thereto which BCI has or may hereafter provide to Customer. If Customer files any cost reports or claims for reimbursement with federal health care programs, Customer shall fully and accurately disclose and claim the amount of any discount included under this Agreement in the fiscal year in which the discount is earned or the following year, according to any applicable federal statutes and regulations.

         J. PATENTS. BCI shall defend any suit or proceeding brought against Customer so far as it is based upon an assertion that the System or any Reagent furnished by BCI under this Agreement, in and of itself, constitutes a direct infringement of any United States patent having a claim or claims covering the System or the Reagent, or the use of such Reagent on the System, if notified promptly in writing and given authority, information and assistance (at BCI's expense) for the defense of same, and BCI shall pay all damages and costs awarded therein against Customer. If use of the System or Reagent, in and of itself, is enjoined, BCI shall, at its option and at its expense, either (1) procure for Customer the right to continue using the System and/or Reagent, (2) replace the same with a noninfringing product, or (3) modify it so it becomes noninfringing.

         K. FORCE MAJEURE, SHORTAGES. BCI will not be liable for default or delay, in whole or in part, in the performance of any of its obligations hereunder due to any cause beyond its control, including, by way of example and not limitation, Acts of God, accident, fire, flood, storm, earthquake, riot, war, sabotage, explosion, labor disturbance, strike, national defense requirement, Governmental law, regulation, rule or ordinance, whether valid or invalid, inability to obtain energy, raw materials, labor or transportation under usual prices, terms and conditions, or any similar or different contingency which would make performance commercially impracticable. Products affected by such a shortage or event of force majeure may be eliminated from this Agreement for the duration of that shortage or event of force majeure without liability, but the Agreement shall otherwise remain in full force and effect. BCI may during any period of shortage allocate its available supply of products in any manner which it, in its sole discretion, deems appropriate.

         L. ELECTRONIC ACCESS. At its expense, Customer shall install and maintain a telephone line or other communications access line requested and specified by BCI (the "Port"), and shall permit BCI to connect the System to the Port and maintain a connection between the System and the Port. BCI may use the Port to gather billing data, to gather consumables replenishment data, to analyze the performance of the System, to perform diagnostic and maintenance functions and the like. BCI shall use the Port only for these purposes and shall not access patient data. To the extent BCI may access or observe patient data via the Port, BCI shall maintain that patient data in confidence and shall not disclose that patient data to any third party.

         M. MISCELLANEOUS. No System, Supply Items or Reagents or any other BCI product may be returned to BCI without a written BCI Return Goods Authorization, and returns shall be subject to restocking charges . Any notice hereunder shall be served by registered or certified mail, return receipt requested. The provisions on the face of the agreement shall take precedence over the provisions on the reverse surface. This agreement contains the entire understanding of the parties relative to the subject matter hereof and any previous or collateral understanding whether oral or written is expressly superseded. Any representation, warranty, promise or condition which does not form a part of the writing of this Agreement shall not be binding on either party. No subsequent waiver, alteration or modification of any term of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties. Contrary or additional terms and conditions proposed by Customers purchase order or other correspondence shall not bind BCI. This Agreement and the rights and duties of Customer under this Agreement are not assignable or transferable without the express written permission of BCI. This Agreement shall be governed in all respects by the law of the State of California, but without regard to any conflicts of law provisions. The terms and conditions of this Agreement are applicable to each System that may be included in any Schedule that references this Agreement, is signed by an authorized representative of Customer and is accepted by an authorized BCI official, and references in these terms and conditions to the face of this Agreement or the like shall be interpreted as referencing the applicable Schedule. If any provisions of this Agreement shall be construed to be illegal or invalid, the legality or validity of any other provision hereof shall not be affected thereby. The illegal or invalid provisions shall be severable and all other provisions shall remain in full force and effect.


Oct. 27, 1998 - NAO-US                                            F06139 (11/98)

OTHER TERMS AND CONDITIONS
                                                                        PROPOSAL
--------------------------------------------------------------------------------
     CUSTOMER:    MicroIslet Incorporated             PROPOSAL #:    142343
              --------------------------------                   -------------

   --------------------------------------------------------------------------
                             MAJOR INSTRUMENTATION
   --------------------------------------------------------------------------

   Qty = 1 Cytomics FC 500 w/ CXP Software Demo


   --------------------------------------------------------------------------
                                  MISCELLANEOUS
   --------------------------------------------------------------------------

   PRICE

   The pricing, warranties, and product configurations provided on this quotation are for sale and use in the United States only. This quotation expires September 8, 2005. Should customer annual reagent volumes substantially decrease, Customer or Beckman Coulter reserves the right to renegotiate the contract on a prospective basis. At end of term, the customer has the option to purchase all the equipment for $1.00.

   SHIPMENT

   Shipment and invoicing is approximately sixty (60) days from the receipt of the purchase order. BCI reserves the right to partially ship against the purchase order and invoice only that portion of the purchase order that has been shipped. On-site installation will be performed by a factory trained technician. Installation includes instrument unpacking, assembly, and adjustment to factory specifications. It does not include site preparation. Installation of stand alone computers is the responsibility of the customer.

   TERMS

   Terms are net thirty (30) days from date of invoice. FOB ship point. Taxes, freight, and insurance are the responsibility of the customer.

   SERVICE

   Two (2) year Business Hours Service Coverage included. Coverage hours are Monday through Friday from 8:00 AM to 5:00 PM, excluding holidays. Coverage includes parts, labor and telephone support; excludes consumables. Routine preventative maintenance is the responsibility of the customer.

   TRAINING

   This quotation includes a week long FC 500 training program for one key operator. Training will be performed at the Beckman Coulter, Inc. Education Center in Miami Lakes, Florida. Food, lodging, and transportation during the training will be paid by Beckman Coulter, Inc. Transportation to and from Miami, Florida, is the responsibility of the customer. Training must be completed within the first twelve (12) months from the date of instrument installation. Customer may purchase additional training slots.

   ON-SITE APPLICATIONS SUPPORT

   Up to two (2) application visits are available during the first year of warranty to assist in customization of protocols and procedures. One(1) additional applications visit per year is included during any extended warranty or service contract period. Additional visits may be purchased at a prorated rate plus expenses.


   Please submit original signed documents and purchase order to:
   --------------------------------------------------------------
   Beckman Coulter, Inc
   Attn: Don Kuss M/C 42-CO1
   11800 SW 147th Ave
   Miami, FL 33196
   Fax: 305-380-5797 (front and back)


   Prepared by Don Kuss for Tanya Tolmachoff.
   For additional information call (800)338-8830 ext. 8890.

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[BECKMAN COULTER LOGO]